UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 19, 2008, William D. Zollars, Chairman, President and Chief Executive Officer of YRC Worldwide Inc. (the “Company”) will deliver a company presentation at the Stephens’ Fall Investment Conference. The presentation will be available on audio webcast through the Company’s website, www.yrcw.com, and will be available for 30 days. A copy of the slide show is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The slide show contains references to bank EBITDA and bank debt. Management uses bank EBITDA and bank debt to assess the Company’s compliance with the debt covenants in its credit and ABS facilities. These measurements should not be construed as better measurement than net income/loss or total debt, as defined by generally accepted accounting principles. A reconciliation of net income to bank EBITDA and total debt to bank debt is set forth below.

(in thousands)	LTM as of 9/30/08
Net income (loss)	$(1,465,754)
Income tax provision (benefit)	(127,612)
Interest expense	81,245
Depreciation and amortization	268,591

Book EBITDA	$(1,243,530)
Adjustments:
Impairment	$1,604,939
Reorganization[a]	20,000
Property gains	(16,308)
Other[b]	7,494

Bank EBITDA	$372,595

Total Book Debt	$1,183,715
Adjustments[c]	2,130

Bank Debt	$1,185,846

Bank Debt/Bank EBITDA	3.18

a –	maximum of $20 million on a LTM basis

b –	amortization of debt issuance costs, imputed interest for sale leaseback transactions and fourth quarter 2007 executive stock compensation

c –	unamortized debt premium and net present value of lease payments for sale leaseback transactions

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	YRC Worldwide Inc. Investor Presentation slide show.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.
(Registrant)

Date: November 19, 2008	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Vice President – Investor Relations

EXHIBIT INDEX

Exhibit Number	Description

99.1	YRC Worldwide Inc. Investor Presentation slide show.